                                                                  EXECUTION COPY

================================================================================







                           PRECISE HOLDING CORPORATION

                                  Common Stock


                            PRECISE TECHNOLOGY, INC.

                     Cumulative Exchangeable Preferred Stock


                          -----------------------------
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------





                           Dated as of March 29, 1996





================================================================================

                               TABLE OF CONTENTS


                                                                      Page No.
                                                                      --------

1. AUTHORIZATION OF ISSUE OF SECURITIES......................................1
      1A.   Common Stock.....................................................1
      1B.   Cumulative Exchangeable Preferred Stock..........................1

2. PURCHASE AND SALE OF SECURITIES...........................................1
      2A.   Purchase and Sale................................................1
      2B.   Closing..........................................................2

3. CONDITIONS OF CLOSING.....................................................2
      3A.   Opinion of Counsel to Holdings and the Company...................2
      3B.   Representations and Warranties...................................2
      3C.   Certificate of Incorporation and By-laws.........................3
      3D.   Purchase Permitted by Applicable Laws............................3
      3E.   Shareholder Agreement............................................3
      3F.   Compliance with Securities Laws..................................3
      3G.   Proceeding.......................................................4
      3H.   No Adverse U.S. Legislation, Action or Decision..................4
      3I.   Approval and Consents............................................4
      3J.   Material Changes.................................................4
      3K.   Board Nominee....................................................5
      3L.   Use of Proceeds..................................................5
      3M.   Warrants.........................................................5
      3N.   Acquisition Agreements...........................................5
      3O.   Debt Financing...................................................5
      3P.   Certificate of Designation.......................................5

4. COVENANTS.................................................................6
      4A.   Financial Statement..............................................6
      4B.   Use of Proceeds..................................................7
      4C.   Inspection of Property...........................................7
      4D.   Books and Records................................................8
      4E.   Additional Covenant Pending the Closing..........................8
      4F.   Stock to Be Reserved.............................................8
      4G.   Compliance With Laws, etc........................................8
      4H.   ERISA............................................................9
      4I.   Corporate Existence; Maintenance of Properties..................10
      4J.   Insurance.......................................................10
      4K.   Further Assurances..............................................10
      4L.   Filing of Reports Under the Exchange Act........................10
      4M.   Securities Act Registration Statements..........................11
      4N.   Notices of Certain Events.......................................12
      4O.   Board Nominee...................................................12
      4P.   Special Purpose Corporation.....................................13
      4Q.   Environmental Laws..............................................13

      4R.   Confidentiality.................................................14

5. REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY...............15
      5A.   Organization, Qualification and Authority.......................15
      5B.   Financial Statements............................................16
      5C.   Capital Stock and Related Matters...............................16


                                       (i)

      5D.   Actions Pending.................................................17
      5E.   Outstanding Debt; Defaults......................................17
      5F.   Title to Properties.............................................18
      5G.   Taxes...........................................................18
      5H.   Conflicting Agreements..........................................18
      5I.   Offering of Securities..........................................19
      5J.   Broker's or Finder's Commissions................................19
      5K.   Regulation G, etc...............................................19
      5L.   Environmental Matters...........................................19
      5M.   ERISA...........................................................20
      5N.   Possession of Franchises, Licenses, etc.........................21
      5O.   Patents, etc....................................................21
      5P.   Holding Company and Investment Company Status...................21
      5Q.   Governmental Consents...........................................21
      5R.   Insurance Coverage..............................................22
      5S.   Subsidiaries....................................................22
      5T.   Disclosure......................................................22
      5U.   Registration Rights.............................................22
      5V.   Absence of Foreign or Enemy Status..............................23
      5W.   Agreements With Affiliates......................................23
      5X.   Equity of Holdings..............................................23

6. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..........................23

7. DEFINITIONS..............................................................24

8. MISCELLANEOUS............................................................28
      8A.   Home Office Payment.............................................28
      8B.   Indemnification.................................................29
      8C.   Consent to Amendments...........................................29
      8D.   Provisions Applicable if any of the Securities
              are Sold......................................................30
      8E.   Restrictive Legends.............................................30
      8F.   Survival of Representations and Warranties......................31
      8G.   Successors and Assigns..........................................31
      8H.   Notices.........................................................31
      8I.   Descriptive Headings............................................32
      8J.   GOVERNING LAW: CONSENT TO JURISDICTION..........................32
      8K.   Delay Fees......................................................33
      8L    Remedies........................................................33

      8M.   Entire Agreement................................................34
      8N.   Severability....................................................34
      8O.   Amendments......................................................34
      8P.   WAIVER OF TRIAL BY JURY.........................................34
      8Q.   Counterparts....................................................34


                                     (ii)

EXHIBITS

Exhibit A         Form of Certificate of Designation
Exhibit B-1       Form of Opinion of Counsel to Holdings and the
                  Company
Exhibit B-2       Form of Opinion of Special New York Counsel to
                  Holdings and the Company
Exhibit C         Form of Warrant Purchase Agreement
Exhibit D         Form of Shareholder Agreement



                                    (iii)

                           PRECISE HOLDING CORPORATION

                                       and

                            PRECISE TECHNOLOGY, INC.

                          SECURITIES PURCHASE AGREEMENT

                                 ---------------

                                   Dated as of
                                 March 29, 1996

                                 ---------------

To the Investors named on the signature pages hereto:

     Each of the undersigned, PRECISE HOLDING CORPORATION ("Holdings"), a Delaware corporation, and PRECISE TECHNOLOGY, INC. (the "Company"), a Delaware corporation, and each of the investors named on the signature pages hereto (the "Investors"), hereby agree as follows:

     1. AUTHORIZATION OF ISSUE OF SECURITIES.

     1A. Common Stock. Holdings will authorize the issuance, sale and delivery to the Investors of 250 shares of its common stock, without par value (herein called the "Common Stock", representing 2.5% of the Fully Diluted Outstanding Shares of Common Stock.

     1B. Cumulative Exchangeable Preferred Stock. The Company will authorize the issuance, sale and delivery to the Investors of 575 shares of its Cumulative Exchangeable Preferred Stock (herein called the "Exchangeable Preferred Stock" and together with the Common Stock referred to herein collectively as the "Securities"). The powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Exchangeable Preferred Stock are set forth in the Certificate of Designation of the Exchangeable Preferred Stock in the form of Exhibit A attached hereto (the "Certificate of Designation").

     2. PURCHASE AND SALE OF SECURITIES.

     2A. Purchase and Sale. Holdings and the Company hereby agree to sell to the Investors and, subject to the terms and conditions herein set forth, the Investors severally agree to purchase from Holdings and the Company, the Securities set forth opposite the name of each of the Investors on the signature pages hereof. The purchase price of the shares of Common Stock purchased and sold hereunder and for the issuance of the Warrants to the Investors shall be $750,000. The purchase price of each share of Exchangeable Preferred Stock purchased and sold hereunder shall be $10,000 per share.

     2B. Closing. The purchase and delivery of the Securities to be purchased by the Investors shall take place at a closing (the "Closing") at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, at 10:00 a.m., local time, on March 29, 1996 (or at such other time and place or on such other Business Day thereafter as the parties hereto shall agree) (herein called the "Closing Date"). On the Closing Date, Holdings and the Company will deliver the Securities to be purchased by the Investors payable to or registered in the names of the Investors and/or the Investors' nominees or other designees specified on the signatures pages hereof in the amounts set forth opposite the name of the Investors on the signature pages hereof, against receipt of the purchase price therefor by wire transfer to NationsBank, N.A., Dallas Texas, ABA #: 111-000-012, Account #: 375-0637717, in the case of Holdings, and 375-0637364, in the case of the Company. If at the Closing, the Company shall, in breach of this Agreement, fail to tender to the Investors any of the Securities to be purchased by them or if any of the conditions specified in Section 3 hereof shall not have been satisfied or waived by the Investors, the Investors shall, at their election, be relieved of all further obligations under this Agreement without thereby waiving any ocher rights they may have by reason of such failure or such non-fulfillment. Notwithstanding anything to the contrary, the obligation of Holdings and the Company to deliver any Securities to any Investor at the Closing shall be conditioned on their concurrent receipt of the purchase price of all of the Securities from the Investors.

     3. CONDITIONS OF CLOSING. The Investors' obligation to purchase and pay for the Securities to be purchased by them hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

     3A. Opinion of Counsel to Holdings and the Company. The Investors shall have received an opinion, dated the Closing Date (a) from Kelly, McCann & Livingstone, counsel to Holdings and the Company, substantially in the form of Exhibit B-1 attached hereto and (b) from Winston & Strawn, special New York counsel to Holdings and the Company, substantially in the form of Exhibit B-2 attached hereto. Such opinions shall also cover such other matters incident to the matters herein contemplated as the Investors may reasonably request, including the form of all papers and the validity of all proceedings.

     3B. Representations and Warranties. The representations and warranties contained in Section 5 hereof and those otherwise made in writing by or on behalf of Holdings or the Company and contained in any document, certificate or other written statement provided to the Investors, in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects when made and on and as of the

Closing Date, except to the extent of changes caused by the transactions herein contemplated; all of the covenants and obligations of Holdings and the Company hereunder to be performed or observed on or prior to the Closing shall have been duly performed or observed; and Holdings and the Company shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to the foregoing effects.

     3C. Certificate of Incorporation and By-laws. The Investors shall have received certificates, dated the Closing Date, from each of the Assistant Secretary of Holdings and its Subsidiaries attaching (i) true and complete copies of the Certificate of Incorporation of Holdings and its Subsidiaries as filed with the appropriate state officials of its jurisdiction of incorporation with all amendments thereto, (ii) true and complete copies of the By-laws of Holdings and its Subsidiaries in effect as of such date, (iii) copies of certificates of good standing of the appropriate officials of the jurisdiction of incorporation of Holdings and its Subsidiaries and of each state in which each of Holdings and its Subsidiaries is required to be qualified to do business as a foreign corporation, (iv) resolutions of the Board of Directors of each of Holdings and the Company authorizing (a) the execution, delivery and performance of the Related Documents, as necessary, (b) the issuance and delivery of the Securities and (c) in the case of Holdings, the reservation for issuance of a sufficient number of shares of Common Stock subject to the Warrants to permit the exercise of such Warrants and (v) certificates as to the incumbency of the officers of Holdings and the Company executing this Agreement or any other Related Document.

     3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Securities shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System) and shall not subject the Investors to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Investors shall have received such certificates or other evidence as they may request to establish compliance with this condition.

     3E. Shareholder Agreement. The Investors shall have received a fully executed counterpart of the Shareholder Agreement and such Shareholder Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

     3F. Compliance with Securities Laws. The offering and sale of the Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws, and the Investors shall have received evidence of such compliance in form and substance reasonably satisfactory to them.

     3G. Proceeding. All required corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     3H. No Adverse U.S. Legislation, Action or Decision. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Investors' reasonable judgment, would materially and adversely affect their investment in the Securities. There shall be no action, suit, investigation or proceeding, pending or threatened, against or affecting Holdings, its Subsidiaries or any of their respective properties or rights, or any of their respective affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by any of the Related Documents or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction, and there shall be no valid basis for any such action, proceeding or investigation.

     3I. Approval and Consents. Each of Holdings and the Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all federal, state and local governmental authorities necessary or advisable for the issuance of the Securities and the consummation of the transactions contemplated hereby and by the Related Documents, and all thereof shall be in full force and effect at the time of the Closing. Each of Holdings and the Company shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to such effect.

     3J. Material Changes. Since December 31, 1995 there shall not have been any changes in the business of the Company or any of its Subsidiaries which have or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, nor shall there have been any development or discovery or any material contingency or other liability which could have such effect. Except as set forth on Schedule 3J hereto, there shall exist no material defaults under the provisions of any instrument evidencing Indebtedness of Holdings or any of its Subsidiaries and Holdings shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to such effect.

     3K. Board Nominee. The Board of Directors of Holdings shall be constituted as contemplated by Section 4.11 of the Warrant Purchase Agreement and Sections
10.01 and 10.02 of the Shareholder Agreement and the nominee designated by the Investors shall have been appointed to the Board of Directors effective upon the Closing.

     3L. Use of Proceeds. The Investors shall have received evidence in form and substance reasonably satisfactory to them with respect to the use of proceeds by Holdings and the Company in accordance with paragraph 4B.

     3M. Warrants. Each Investor shall have received warrants ("Warrants") to purchase Common Stock of Holdings, which if exercised on the Closing Date would represent 5.75% of the Fully Diluted Outstanding Shares of Common Stock of Holdings, pursuant to a Warrant Purchase Agreement substantially in the form of Exhibit C attached hereto.

     3N. Acquisition Agreements. The Company shall have executed all agreements necessary to consummate the purchase of all of the outstanding capital stock of Tredegar Molded Products Company (the "Acquisition"), and all of the conditions precedent to such purchase shall have been satisfied or waived to the reasonable satisfaction of the Investors.

     3O. Debt Financing. The Company and each other party thereto shall have executed(i) the Credit Agreement, dated as of March 28, 1996, between the Company, certain lenders and NationsBank, N.A., as agent (as amended from time to time, the "Senior Credit Agreement") and all the conditions set forth in
Section 4.01 thereof shall have been satisfied or waived to the reasonable satisfaction of the Investors and (ii) the Note Purchase Agreement dated March 29, 1996 (the "Note Purchase Agreement") and all other agreements necessary to consummate the sale of $20,000,000 of the Company's 12.25% Senior Subordinated Notes, due 2006 (the "Subordinated Debt"), and all of the conditions precedent to such sale shall have been satisfied or waived to the reasonable satisfaction of the Investors.

     3P. Certificate of Designation. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and the Investors shall have received a certificate, dated the Closing Date, of the Assistant Secretary of the Company attaching a true and complete copy of the Certificate of Designation as filed with the Secretary of State of the State of Delaware.

     4. COVENANTS.

     4A. Financial Statement. From and after the date hereof, Holdings shall deliver to each of the Investors so long as such Investor owns any Securities:

          (i) as soon as practicable and in any event within 45 days after the end of each month in each fiscal year commencing with March 31, 1996, unaudited management reports of the Company and its Subsidiaries setting forth the financial, operational and other performance data of the Company and its Subsidiaries in reasonable detail and reasonably satisfactory to the Investors, which shall include at least a consolidated statement of operations, a consolidated statement of cash flows and a consolidated balance sheet for or as at the end of such month, and to the extent available, comparable information from the same month in the preceding fiscal year and management's budget;

          (ii) as soon as practicable and in any event within 45 days after the end of each quarterly period in each fiscal year, consolidated and consolidating statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of the most recent year and at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and reasonably satisfactory in scope to the holders of Securities and prepared in accordance with GAAP on a basic consistent with past practice and certified by the chief financial officer or chief executive officer of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from audit and year-end adjustments;

          (iii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated and consolidating statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such year, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the holders of Securities, and in each case audited by Ernst & Young or such other independent public accountants of recognized national standing selected by the Company, and reasonably satisfactory to the holders of Securities, whose report in each case shall state that such consolidated financial statements present fairly the results of operations and cash flows of the Company and its Subsidiaries, in accordance with GAAP on a basic consistent with prior years and that the examination by such accountants has been made in accordance with generally accepted auditing standards then in effect in the United States;


          (iv) as soon as practicable and in any event by the end of each fiscal year beginning with fiscal year 1996, a budget for the Company and its Subsidiaries, as approved by the Board of Directors of the Company and each Subsidiary, for the following fiscal year setting forth in comparative form corresponding figures from the preceding fiscal year, in reasonable detail and certified as to its good-faith preparation by the chief financial officer or chief executive officer of the Company and the Company;

          (v) promptly upon transmission thereof, copies of all financial statements, information circulars, proxy statements and reports as the Company or any Subsidiary shall send to its stockholders that are material to the business of the Company and its Subsidiaries, taken as a whole and copies of all registration statements and prospectuses and all reports which it or any of its officers or directors file with the Commission (or any governmental body or agency succeeding to the functions of the Commission) or with any securities exchange on which any of its securities are listed or with NASDAQ, and copies of all press releases and other statements made available generally by the Company or its Subsidiaries to the public concerning material developments in the business of the Company and its Subsidiaries;

          (vi) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries; and

          (vii) with reasonable promptness, such other financial and/or operating data as the holders of Securities may reasonably request.

     4B. Use of Proceeds. The proceeds of the sale of the Securities shall be used solely (a) to fund the purchase price for the Acquisition on the Closing Date, (b) to pay fees and expenses incurred in connection with the Acquisition and (c) to refinance existing indebtedness of the Company and its Subsidiaries.

     4C. Inspection of Property. As long as an Investor owns at least 100 shares of Exchangeable Preferred Stock, Holdings will, upon reasonable advance notice, permit any Person representing such Investor and designated in writing by such

Investor, at such Investor's expense, to visit and inspect any of the properties of Holdings and its Subsidiaries during normal business hours in a manner which does not unduly interrupt the normal course of business, to examine the corporate, financial and operating records of Holdings or any of its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the directors, officers and independent accountants of Holdings and its Subsidiaries, all at such reasonable times and as often as such Investor may reasonably request.

Notwithstanding the foregoing, no visitation and/or inspection of any of the properties of Holdings and its Subsidiaries will be permitted if such visitation and/or inspection would violate any federal or state laws.

     4D. Books and Records. Holdings will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all material dealings and transactions in relation to their business and activities.

     4E. Additional Covenant Pending the Closing. Pending the Closing, neither Holdings nor the Company will, without the prior written consent of the Investors, take any action which would result (i) in any of the representations or warranties contained in this Agreement not being true and correct in all material respects at and as of the time immediately after such action or (ii) in any of the covenants contained in this Agreement becoming incapable of performance. Pending the Closing, Holdings and the Company will promptly advise the Investors of any action or event of which either becomes aware which has the effect of making incorrect, in any material respect, any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance. Holdings and the Company will duly perform, in all material respects, all of its respective obligations required to be performed under each of the Related Documents to which it is a party.

     4F. Stock to Be Reserved. Holdings covenants that all shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. Holdings further covenants that during the period within which Warrants are outstanding, Holdings will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the exercise of all of the outstanding Warrants.

     4G. Compliance With Laws, etc. Holdings will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, boards or agencies of jurisdictions in which they carry on business required in respect of the operations of Holdings and its Subsidiaries, except for those with which the failure to comply or maintain would not have a Material Adverse Effect.

     4H. ERISA. Promptly (and in any event within 30 days) after Holdings or any of its Subsidiaries knows or has reason to know that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that Holdings or any of its Subsidiaries will or may incur any liability to or on account of a Pension Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA or promptly upon becoming aware of the occurrence of any
(i) event requiring Holdings or any of its Subsidiaries to provide security to a Pension Plan under Section 401(a)(29) of the Code, (ii) "prohibited transaction", as such term is defined in Section 4975 of the Code or in Section 406 of ERISA, in connection with any Pension Plan or any trust created thereunder for which a statutory or administrative exemption is not available,
(iii) notice of intent to terminate a Pension Plan or Pension Plans having been filed under Title IV of ERISA by Holdings or any of its Subsidiaries, any Pension Plan administrator or any combination of the foregoing, (iv) institution of proceedings by the PBGC to terminate or to cause a trustee to be appointed to administer any Pension Plan, (v) partial or complete withdrawal by Holdings or a Subsidiary from any multiemployer Pension Plan, (vi) institution of proceedings by a fiduciary of any Pension Plan against Holdings or any of its Subsidiaries to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter, (vii) failure of Holdings or a Subsidiary to make a required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code or to pay any amount which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA on or before the due date, (viii) application by Holdings or a Subsidiary for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or (ix) "reorganization" (as defined in Section 418 of the Code or Title IV of ERISA) of any Pension Plan which is a multiemployer Pension Plan, Holdings will deliver to each holder of Securities, a certificate of the chief financial officer of Holdings, setting forth information as to such occurrence and what action, if any, Holdings is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by Holdings or the plan administrator of any such Pension Plan controlled by Holdings or any of its Subsidiaries with the PBGC, or (b) received by Holdings or any of its Subsidiaries from any plan administrator of a multiemployer or other Pension Plan not under their control. Holdings shall furnish to each holder of Securities a copy of each annual report (Form 5500 Series) of any Pension Plan received or prepared by it or any of its Subsidiaries. Each annual report and any notice required to be delivered hereunder shall be delivered no later than 30 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC or the date such report or notice is received by Holdings or any of its Subsidiaries, as the case may be.

     4I. Corporate Existence; Maintenance of Properties. Holdings (i) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of its Subsidiaries, (ii) will cause its material properties and the material properties of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, and (iii) will, and will cause each of its Subsidiaries to, qualify and remain qualified to conduct business in each jurisdiction where the nature of the business of or ownership of property by Holdings or such Subsidiary may require such qualification, except where the failure to so qualify would not have a Material Adverse Effect. Notwithstanding the foregoing, (x) any Wholly owned Subsidiary of the Company may merge into the Company in a transaction in which the Company is the surviving corporation, (y) any Wholly owned Subsidiary of the Company may merge into or consolidate with any other Wholly owned Subsidiary of the Company in a transaction in which the surviving entity is a Wholly owned Subsidiary and (z) Holdings shall not be required to preserve the existence of any of its Subsidiaries which have less than $10,000 in assets and which are not engaged in any activities relating to Holdings' business.

     4J. Insurance. Holdings will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, funds or underwriters, insurance for itself and its Subsidiaries of the kinds, covering the risks and in the relative proportionate amounts usually carried by companies conducting business activities similar to those of Holdings and its Subsidiaries. From and after a Public Offering, Holdings will use its best efforts to obtain and maintain directors and officers liability insurance similar to the insurance usually carried by companies conducting business activities similar to those of Holdings and its Subsidiaries.

     4K. Further Assurances. Holdings and the Company shall cooperate with any of the Investors and execute such further instruments and documents as the Investors shall reasonably request to carry out to the satisfaction of such Investors the transactions contemplated by this Agreement.

     4L. Filing of Reports Under the Exchange Act. Holdings shall, and shall cause each of its Subsidiaries to, give prompt notice to each Investor of the filing of any registration statement (an "Exchange Act Registration Statement") pursuant to the Exchange Act relating to any class of securities of Holdings or any of its Subsidiaries and the effectiveness of such Exchange Act Registration Statement and, with respect to equity securities, the number of shares of such class o(pound) equity security outstanding as reported in such Exchange Act Registration Statement. If and for so long as Holdings or any of its Subsidiaries has a class of equity securities required to be registered under the Exchange Act, Holdings and such Subsidiaries shall (i) comply in all material respects with the reporting requirements of the Exchange Act, and (ii) comply in all material respects with all other public information reporting requirements of the Commission that are a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of shares of Common Stock by any Investor. Holdings shall, and shall cause each of its Subsidiaries to, cooperate with each Investor in supplying such information as may be reasonably necessary for such Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereunder or otherwise) for the sale of shares of Common Stock by any Investor.

     4M. Securities Act Registration Statements. Holdings covenants that it shall not, and shall cause each of its Subsidiaries not to, file any registration statement under the Securities Act covering any securities unless it shall first have given to each Investor 20 days written notice thereof. Holdings further covenants that each Investor shall have the right, at any time when it may reasonably be deemed by such Investor or Holdings or any of its Subsidiaries to be a controlling person of Holdings or any of its Subsidiaries, to participate in the preparation of such registration statement (regardless of whether or not an Investor will be a selling security holder in connection with such registration statement) and to request the insertion therein of material furnished to Holdings or any of its Subsidiaries in writing which in such Investor's reasonable judgment should be included. In connection with any registration statement referred to in this paragraph 4M, Holdings will indemnify each Investor, its partners, officers and directors and each person, if any, who controls such Investor within the meaning of Section 15 of the Securities Act (collectively, the "Investor Parties"), against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to Holdings or any of its Subsidiaries by such Investor Parties expressly for use in such registration statement. If, in connection with any such registration statement, such Investor Parties shall furnish written information to Holdings or any of its Subsidiaries expressly for use in the registration statement, such Investor will indemnify Holdings, its directors, each of its officers who signs such registration statement and each person, if any, who controls Holdings within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Investor for use therein. The provisions of this paragraph 4M are in addition to, and not in limitation of, the provisions of the Shareholder Agreement.

     4N. Notices of Certain Events. Holdings shall promptly give notice to each holder of Securities (i) of any default or event of default under any contractual obligation of Holdings or any of its Subsidiaries if such default or event of default, individually or in the aggregate, relates to a contractual obligation equal to or in excess of $250,000 or (ii) of any pending or threatened litigation, investigation or proceeding to which Holdings or any of its Subsidiaries is or is threatened to be a party which, if such pending or threatened litigation, investigation or proceeding were adversely determined, would create a liability of Holdings or its Subsidiaries equal to or in excess of $250,000 that is not fully covered by insurance held by Holdings or its Subsidiaries. Any notice delivered pursuant to this paragraph 4N shall be accompanied by an Officer's Certificate specifying the details of the occurrence referred to therein and stating what action Holdings proposes to take with respect thereto.

     4O. Board Nominee. As long as the Investors as a group hold either (i) fifteen percent (15%) of the sum of (A) the shares of Common Stock issued to them on the Closing Date and (B) the Warrants and/or the underlying shares of Common Stock issued to them on the Closing Date or (ii) twenty five percent (25%) of the shares of Exchangeable Preferred Stock issued to them on the Closing Date, then the Investors shall collectively have the right to designate one (1) member to the Board of Directors of Holdings. Any director designated by the Investors shall receive (A) all materials distributed to the Board of Directors of Holdings whether provided to directors in advance of, during or after, any meeting of the applicable Board of Directors, regardless of whether such director shall be in attendance at any such meeting, (B) the same compensation other outside members of the Board of Directors of Holdings shall receive in his or her capacity as a director and (C) reimbursement of the reasonable out-of-pocket expenses of such director incurred in attending the meetings of the Board of Directors of Holdings. For purposes of this paragraph, the term "Investors" shall mean the Investors on the Closing Date.

     4P. Special Purpose Corporation. Holdings will not engage in any activity, issue any securities, incur any Indebtedness for borrowed money or incur any other material liability, or create or permit to exist any Lien on its assets, other than the ownership of the Common Stock and related de minimus activities incidental thereto. Notwithstanding the foregoing sentence, Holdings may (i) engage in any activity incidental to the maintenance of the corporate existence of Holdings and compliance with applicable law, (ii) enter into and perform the obligations of Holdings under the Related Documents (including without limitation the incurrence of any Indebtedness pursuant to the Shareholder Agreement), (iii) enter into (or issue, as applicable), perform the obligations of Holdings under and exercise the rights of Holdings under the Hamilton Preferred Stock and stock options exercisable for common stock of Holdings or Sunderland Industrial Holdings Corporation granted to employees of the Company and (iv) issue additional shares of Common Stock, so long as 100% of the net cash proceeds of any such issuance are contributed by Holdings to the capital of the Company or are used to repay any Indebtedness incurred pursuant to the Shareholder Agreement.

     4Q. Environmental Laws. (i) Holdings will comply with, and will cause each of its Subsidiaries to comply with, and use its reasonable best efforts to ensure compliance by all tenants and subtenants and with respect to all of its assets with, all licenses, permits and other authorizations required under all applicable laws, regulations and other lawful requirements of Governmental Authorities relating to pollution or to the protection of the environment (the "Environmental Laws") and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to so comply or to obtain and comply with and maintain such licenses, approvals, registrations and permits does not have, and could not reasonably be expected to result in, a Material Adverse Effect.

     (ii) Holdings will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and timely comply with all lawful orders and directives of all Governmental Authorities with respect to Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not have a Material Adverse Effect.

     (iii) Holdings will, and will cause each of its Subsidiaries to, notify the holders of the Securities of any of the following that is reasonably likely to have a Material Adverse Effect:

          (a) any claim with respect to any Environmental Law that Holdings or any of its Subsidiaries receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law) (collectively, "Hazardous Substances") contained on or generated from any property owned or leased by Holdings or any of its Subsidiaries;

          (b) any notice of any alleged violation of or knowledge by Holdings or any of its Subsidiaries of a condition that might reasonably result in a violation of any Environmental Law; and


          (c) any commencement of or receipt of written intent to commence any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of any Environmental Law by Holdings or any of its Subsidiaries.

     (b) Without limiting the generality of paragraph 8B, Holdings will, and will cause each of its Subsidiaries to, indemnify the Investors and each holder from time to time of the Securities and each of their respective directors, officers, employees, agents, partners and Affiliates (each such person being called an "Indemnitee" and collectively, the "Indemnitees") against, and hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable counsel fees, charges and disbursements) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Holdings or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, Response Costs (as such term is defined in CERCLA), court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnitee seeking indemnification therefor.

     4R. Confidentiality. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to paragraphs 4A and 4C hereof) as constitutes or contains confidential business, financial or other information of Holdings and its Subsidiaries, each of the Investors covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives; provided, however, that each Investor may disclose or deliver any information or other material disclosed to or received by it should such Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. For purposes of this paragraph 4Q, "due care" means at least the same level of care that such Investor would use to protect the confidentiality of its own sensitive or proprietary information.

     5. REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY. Each of Holdings and the Company represents and warrants to each Investor, in each case after giving effect to the Acquisition, that:


     5A. Organization, Qualification and Authority. Each of Holdings and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each of Holdings and its Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted. Each of Holdings and the Company has all requisite corporate power and authority to enter into this Agreement and to issue and sell its respective Securities hereunder. Holdings has all requisite corporate power and authority to enter into the Warrant Purchase Agreement and the Shareholder Agreement and to issue and sell its Warrants under the Warrant Purchase Agreement. The Company has all requisite corporate power and authority to file the Certificate of Designation with the Secretary of State of the State of Delaware. Holdings has the requisite corporate power and authority to issue the shares of Common Stock upon exercise of the Warrants. Each of Holdings and the Company has the requisite corporate power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate action. This Agreement constitutes, and each other agreement (including the Warrant Purchase Agreement and the Shareholder Agreement) or instrument (including the Securities) executed and delivered by Holdings and the Company pursuant hereto or thereto or in connection herewith or therewith will constitute, legal, valid and binding obligations of Holdings and the Company enforceable against Holdings and the Company in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5B. Financial Statements.

     (i) The Company has furnished the Investors with the audited balance sheet of the Company and its Subsidiaries as of December 31, 1995, together with the related statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such period. Such financial statements (including any related schedules and notes) have been prepared in accordance with GAAP consistently applied throughout the period in question and show all material liabilities, except as set forth on Schedule 5B hereto, direct or contingent, required to be shown in accordance with GAAP consistently applied throughout the period in question and fairly present, in all material respects, the financial condition of the Company and its Subsidiaries.


     (ii) The Company has furnished the Investors with the unaudited balance sheet of the Company and its Subsidiaries as of the Closing Date, after giving pro forma effect to the Acquisition. Such pro forma balance sheet has been prepared by the Company in good faith, based upon assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Company on the date hereof and on the Closing Date to be reasonable), is based on the best information available to the Company as of the date of delivery thereof, accurately reflects all material adjustments required to be made to give effect to the Acquisition and presents fairly on a pro forma basis the estimated consolidated financial position of the Company and its Subsidiaries as of December 31, 1995, assuming that the Acquisition had actually occurred on that date. The Company has no reason to believe that such pro forma balance sheet is misleading in any material respect in light of the circumstances existing at the time of the preparation thereof.

     (iii) There has been no material adverse change in the business, condition (financial or other), assets, properties, rights, operations or prospects of the Company and its Subsidiaries, taken as a whole, since December 31, 1995.

     5C. Capital Stock and Related Matters. As of the Closing Date, and after giving effect to the transactions contemplated hereby and pursuant to the Related Documents, the capitalization of Holdings and each of its Subsidiaries is set forth on Schedule 5C. All issued and outstanding shares of

Holdings and the Company shall have been duly and validly issued, fully paid and non-assessable and no shares of capital stock of Holdings will be owned or held by or for the account of Holdings or any of its Subsidiaries.

     Except as set forth on Schedule 5C hereto, (i) neither Holdings nor any of its Subsidiaries will have outstanding any securities convertible into or exchangeable for any shares of capital stock or any rights (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock and (ii) neither Holdings nor any of its Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or warrants or options to purchase shares of its capital stock.

     Neither Holdings nor any of its Subsidiaries (i) is a party to any agreement (other than this Agreement and the Shareholder Agreement) restricting the transfer of any shares of its capital stock except as set forth on Schedule 5C hereto or (ii) will have filed or be required to file, pursuant to Section 12 of the Exchange Act, a registration statement relating to any class of debt or equity securities as of the date hereof.


     5D. Actions Pending. Except as set forth on Schedule 5D hereto, there is no action, suit, investigation or proceeding upon which service of process or other actual notice has been received that is pending or, to the knowledge of Holdings or the Company, threatened against Holdings or any of its respective Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which if adversely decided, could have a Material Adverse Effect.

     5E. Outstanding Debt; Defaults. Except as set forth on Schedule 5E hereto, neither Holdings nor any of its Subsidiaries (i) is in default under the provisions of any instrument evidencing Indebtedness or of any agreement relating thereto, (ii) is in default under its Certificate of Incorporation (as amended to date) or By-laws, (iii) is in violation of or in default under or with respect to any indenture, mortgage, lease or any other contract or agreement to which it is a party or by which it or any of its property is bound or affected in any respect which could have a Material Adverse Effect or (iv) is in material default with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, and there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a violation or default under any of the foregoing.

     5F. Title to Properties. Each of Holdings and its Subsidiaries has (i) marketable, sufficient and legal title to its real property (other than real properties which it leases from others) and (ii) good title to all of its other properties and assets (other than properties and assets which it leases from others), in both cases subject to no Lien of any kind except Liens permitted pursuant to Section 6.02 of the Senior Credit Agreement. Each of Holdings and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets and all such leases are valid and subsisting and in full force and effect.

     5G. Taxes. Each of Holdings and its Subsidiaries has filed all Federal, state and other income tax returns which are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, or except such as any of the foregoing are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; and no tax lien has been filed and no claim is being asserted with respect to any tax or other similar charge. To the extent (and only to the extent) that the foregoing representations of this paragraph 5G apply to liabilities related to the Acquired Companies, which liabilities constitute "Retained Liabilities" under the Stock Purchase Agreement, dated March 11, 1996, by and between Tredegar Investments, Inc. and Precise Technology, Inc., such representations are made to the knowledge of Holdings and the Company and shall not be deemed violated by any matter that would not have a Material Adverse Effect, notwithstanding the express terms of such representations.

     5H. Conflicting Agreements. Except as set forth on Schedule 5H hereto, neither the execution or delivery of the Related Documents nor the offering, issuance and sale of the Securities or the shares of Common Stock issuable upon exercise of the Warrants, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict in any material respect with, or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, or result in any material violation of, or result in the creation of any material Lien upon any of the properties or assets of Holdings or any of its Subsidiaries pursuant to (i) the Certificate of Incorporation or By-laws of Holdings or any of its Subsidiaries, or (ii) any award of any arbitrator or any material agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Holdings or any of its Subsidiaries is subject. Except as set forth on Schedule 5H hereto, neither Holdings nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of Holdings or any of its Subsidiaries, any material agreement relating thereto or any other contract or agreement (including its Certificate of Incorporation and By-laws) which contains dividend or redemption limitations on any capital stock of Holdings or any of its Subsidiaries, except for the Related Documents.

     5I. Offering of Securities. The offer, sale and issuance of the Securities pursuant to this Agreement and the issuance of the Common Stock upon exercise of the Warrants, do not require registration of such securities under the Securities Act or registration or qualification under any applicable state "blue sky" or securities laws (or if so required, has been so registered or qualified). Neither Holdings nor the Company have taken any action which would subject the issuance or sale of any of the Securities to the provisions of
Section 5 of the Securities Act or violate the provisions of any securities or "blue sky" law of any applicable jurisdiction.

     5J. Broker's or Finder's Commissions. Except for the fee to be paid to Donaldson, Lufkin & Jenrette Securities Corporation for services rendered by it as placement agent, no broker's or finder's fee or commission will be payable by Holdings or any of its Subsidiaries with respect to the issuance and sale of the Securities or the transactions contemplated hereby or under the Related Documents.

     5K. Regulation G, etc. Neither Holdings nor any of its Subsidiaries owns or has any present intention of acquiring, any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin stock"). None of the proceeds resulting from the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G. Neither Holdings nor any of its Subsidiaries nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Securities to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     5L. Environmental Matters. Except as set forth on Schedule 5L hereto, to the best knowledge of Holdings or the Borrower:

     (i) Holdings and each of its Subsidiaries is in compliance with all licenses, permits and other authorizations required under all Environmental Laws, with the exceptions of instances that will not in the aggregate result in any Material Adverse Effect.

     (ii) Neither Holdings nor any of its Subsidiaries has received written notice of any failure to comply with any applicable Environmental Law that has not been fully satisfied so as to bring the subject property into material compliance with, all Environmental Laws.

     (iii) All licenses, permits or registrations (or any extensions thereof) required under any Environmental Law for the business of Holdings or any of its Subsidiaries have been obtained and Holdings and its Subsidiaries will be in compliance therewith, except in such instances as will not in the aggregate result in a Material Adverse Effect.

     (iv) Neither Holdings nor any of its Subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction or decree where such noncompliance, breach or default would materially and adversely affect the ability of Holdings or any of its Subsidiaries to operate any real property owned or leased by them and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute such noncompliance, breach or default thereunder.

     (v) Except in such instances that will not in the aggregate result in a Material Adverse Effect, (A) no Hazardous Substance has been Released (as such term is defined in CERCLA) (and no oral or written notification of such Release has been filed) (whether or not in a reportable or threshold planning quantity) at, on or under any property owned or leased by Holdings or any of its Subsidiaries, or to be acquired or leased by Holdings or any of its Subsidiaries, during the period of Holdings' or any of its Subsidiaries' ownership or lease of such property, or to the knowledge of holdings at any time previous to such ownership or lease, under conditions that require remedial action under applicable Environmental Laws and (B) no property now or previously owned or leased by Holdings or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances to any site listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar Federal, state or foreign list of sites requiring investigation or cleanup. Neither Holdings nor any of its Subsidiaries is aware of any event, condition or circumstance involving environmental pollution or contamination, or employee safety or health relating to the use or handling of, or exposure to, Hazardous Substances, that could result in a Material Adverse Effect.

     5M. ERISA. Each of Holdings and its Subsidiaries has fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan and is in compliance in all material respects with the provisions of ERISA and the Code. Neither Holdings nor any of its Subsidiaries has incurred any liability to the PBGC (other than annual premiums due to the PBGC) or a Pension Plan under Title IV of ERISA. The execution and delivery by Holdings and the Company of this Agreement and the purchase and delivery of the Securities will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code for which a statutory or administrative exemption is not available. Holdings has delivered to the Investors a complete list and accurate description of each Pension Plan or ocher employee benefit plan covered by ERISA maintained or contributed to by Holdings and each of its Subsidiaries.

     5N. Possession of Franchises, Licenses, etc. Holdings and each of its Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, that are necessary for the ownership, maintenance and operation of its properties and assets, except where the failure to be in such compliance would not have a Material Adverse Effect, and Holdings and each of its Subsidiaries is not in violation of any thereof in any material respect.

     5O. Patents, etc. Holdings and each of its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, industrial designs, licenses and other rights, free from non-customary burdensome restrictions, which are necessary for the operation of its business substantially as presently conducted. No product, process, method, substance, part or other material presently sold by or employed by Holdings in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, industrial design, license or other right owned by any other Person. No claim or litigation is pending or threatened against or affecting Holdings or any of its Subsidiaries contesting their right to sell or use any such product, process, method, substance, part or other material which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, Holdings or any of its Subsidiaries, or otherwise have a Material Adverse Effect.


     5P. Holding Company and Investment Company Status. Neither Holdings nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     5Q. Governmental Consents. Neither the nature of

Holdings or any of its Subsidiaries nor any of their businesses or properties, nor any relationship between Holdings or any of its Subsidiaries and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Securities being purchased by the Investors hereunder is such as to require on behalf of Holdings or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution, delivery and performance of this Agreement, the other Related Documents, the offer, issue, sale or delivery of the Securities being purchased hereunder, the issuance of the shares of Common Stock upon exercise of the Warrants or fulfillment of or compliance with the terms and provisions hereof or the Securities being purchased hereunder, except (i) for such filings or consents all of which have been heretofore made or obtained and (ii) any filings that may be required in connection with the registration of the Securities under federal and state securities laws in connection with any transfer of Securities after the Closing Date.

     5R. Insurance Coverage. The business and properties of Holdings and each of its Subsidiaries are insured for the benefit of Holdings, each of its Subsidiaries and the lenders party from time to time to the Senior Credit Agreement in amounts deemed adequate by Holdings' management against risks usually insured against by Persons operating businesses similar to those of Holdings and each of its Subsidiaries in the localities where such properties are located.

     5S. Subsidiaries. Schedule 5S hereto sets forth as of the Closing Date a list of all the Subsidiaries (including the Acquired Companies) after giving effect to the Acquisition and the respective jurisdictions of organization thereof. All the outstanding shares of stock of such Subsidiaries have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by Holdings free and clear of any Lien or claim, subject to the pledge by Holdings of all of the Common Stock of the Company and its Subsidiaries pursuant to the Senior Credit Agreement.


     5T. Disclosure. This Agreement and the other Related Documents, and the other documents, certificates and written statements furnished to the Investors by or on behalf of Holdings in connection herewith or therewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     5U. Registration Rights. Except as contemplated by the Shareholder Agreement and the Pledge Agreement, dated March 28, 1996, between Holdings and NationsBank, N.A., no Person has the right to cause Holdings or any of its Subsidiaries to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of

Holdings or any of its Subsidiaries.

     5V. Absence of Foreign or Enemy Status. Neither Holdings nor any of its Subsidiaries is (i) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9193, as amended, of the President of the United States of America within the meaning of said Executive Orders, as amended, or of any regulation issued thereunder, or a "national" of any "designated foreign country" within the meaning of the Foreign Assets Control regulations, 31 CFR,
Part 500, as amended, or of the Cuban Assets Control Regulations, 31 CFR, Part 515, as amended, of the United States Treasury Department; or (ii) an "Iranian entity" or a "person subject to the jurisdiction of the United States" in which an "Iranian entity" has any "interest" within the meaning of the Iranian Assets Control Regulations, 31 CFR, Part 535, as amended.

     5W. Agreements With Affiliates. Except as set forth on Schedule 5W hereto, neither Holdings nor any of its Subsidiaries is a party to any contract or agreement with, or any other commitment to, an Affiliate of Holdings or any of its Subsidiaries.

     5X. Equity of Holdings. As of the Closing Date, the shares of Common Stock purchased pursuant hereto together with the shares of Common Stock obtained through such exercise of the Warrants would represent in the aggregate the percentage of the Fully Diluted Outstanding Shares of Holdings' Common Stock set forth on Schedule 5X hereto.

     6. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants that it is an "accredited investor," as such term is defined in Regulation D under the Securities Act and that it is acquiring the Securities to be purchased by it hereunder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act; provided, however, that nothing herein contained shall prevent the Investors from selling or transferring any Securities (i) pursuant to Rule 144 of the Commission promulgated under the Securities Act (or any similar rule or rules then in force) if such rule is available or (ii) in any other transaction that, in the opinion of Willkie Farr & Gallagher (or such other special counsel selected by the Investors and reasonably acceptable to Holdings) addressed to Holdings and the Company, is exempt from the registration provisions of the Securities Act and applicable state securities laws. The fees and expenses of counsel in connection with any such opinion shall be borne by Holdings. In addition, each Investor represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement and that this Agreement has been duly authorized, executed and delivered by a Person authorized to do so.

     7. DEFINITIONS. For the purpose of this Agreement, and in addition to terms defined elsewhere in this Agreement, the following terns shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by accounting principles generally accepted in the United States of America.

     "Acquired Companies" shall mean Tredegar Molded Products Company, a Virginia corporation, and its direct and indirect subsidiaries.

     "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. The Investors shall not be deemed to be an Affiliate of Holdings or any of its Subsidiaries.

     "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of North Carolina, New York or Pennsylvania) on which banks are open for business in Charlotte, North Carolina, New York City and Pittsburgh.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.) and any regulations promulgated thereunder.

     "Certificate of Designation" shall have the meaning set forth in paragraph 1B.

     "Closing" shall have the meaning specified in paragraph 2B.

     "Closing Date" shall have the meaning specified in paragraph 2B.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.


     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Common Stock" shall have the meaning specified in paragraph 1A.

     "Company" shall have the meaning specified in the preamble.

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum, dated February 1996, delivered to the Investors by the Company's agent, Donaldson, Lufkin & Jenrette Securities Corporation.

     "Current Indebtedness" means any obligation for borrowed money (including notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of creation thereof; provided that any obligation shall be treated as Funded Indebtedness, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Corporation or any Subsidiary shall be deemed to be Funded or Current Indebtedness, as the case may be, of the Corporation or such Subsidiary even though such obligation shall not be assumed by the Corporation or such Subsidiary.

     "Environmental Laws" shall have the meaning specified in paragraph 4P.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with Holdings or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA immediately following the Closing.

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

     "Exchange Act Registration Statement" shall have the meaning specified in paragraph 4L.

     "Exchangeable Preferred Stock" shall have the meaning specified in paragraph 1B.


     "Fully Diluted Outstanding Shares" shall mean, when used with reference to Common Stock on any date of determination, all shares of Common Stock of Holdings Outstanding at such date and all shares of Common Stock of Holdings issuable in respect of the Warrants issued pursuant to the Warrant Purchase Agreement and any other warrants, options or convertible securities.

     "Funded Indebtedness" shall mean and include without duplication any obligation payable more than one year from the date of the creation thereof (including the current portion of Funded Indebtedness), which under generally accepted accounting principles is shown on the balance sheet as a liability (including, without limitation, capitalized lease obligations and excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

     "GAAP" shall mean generally accepted accounting principles consistently applied throughout the period or periods in question.

     "Governmental Authority" shall mean any governmental agency, authority, instrumentality or regulatory body, other than a court or other tribunal, in each case whether federal, state, local or foreign.

     "Hamilton Preferred Stock" means the 331.46 shares of 9- 1/2% Preferred Stock, $10,000 per share stated value, of Holdings issued to Hamilton Holdings Ltd. Corporation.

     "Hazardous Substances" shall have the meaning specified in paragraph 4P.

     "Indebtedness" shall mean Funded Indebtedness and/or Current Indebtedness.

     "Indemnitee" shall have the meaning specified in paragraph 4P.

     "Investor Parties" shall have the meaning set forth in paragraph 4M.

     "Investors" shall have the meaning set forth in the preamble.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction.

     "margin stock" shall have the meaning set forth in paragraph 5K.

     "Material Adverse Effect" shall mean (i) a material adverse effect on the business, condition (financial or other), assets, properties, rights, operations or prospects of Holdings and its Subsidiaries taken as a whole or (ii) any effect which could materially adversely affect the ability of Holdings or the

Company to perform their respective obligations under any of the Related Documents.

     "Note Purchase Agreement" shall have the meaning set forth in paragraph 3O.

     "Officer's Certificate" of a Person shall mean a certificate of the President, one of the Vice Presidents or the Treasurer or Controller of such Person.

     "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor entity thereto.

     "Pension Plan" shall mean any single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, which is maintained or contributed to (or previously maintained or contributed to during the five calendar years preceding the Closing) for employees of Holdings, any of its Subsidiaries or any ERISA Affiliates.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Public Offering" shall mean the closing of a public offering of securities pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

     "Related Documents" shall mean this Agreement, the Certificate of Designation, the Warrant Purchase Agreement, the Shareholder Agreement, the Note Purchase Agreement and the Senior Credit Agreement.

     "Released" shall have the meaning set forth in paragraph 5L.

     "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

     "Securities" shall have the meaning set forth in paragraph 1B.

     "Securities Act" shall mean the United States Securities Act of 1933, as amended.

     "Senior Credit Agreement" shall have the meaning set forth in paragraph 3O.

     "Shareholder Agreement" shall mean the Shareholder Agreement between Holdings, certain shareholders thereof and the Investors in the form of Exhibit E hereto.

     "Subordinated Debt" shal1 have the meaning specified in paragraph 3O.

     "Subsidiary" as to any Person shall mean a corporation or other entity of which shares or similar stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or entity are at the time owned, directly or indirectly, through one or more intermediaries, by such Person. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean any Subsidiaries of Holdings.

     "Warrants" shall have the meaning set forth in paragraph 3M.

     "Wholly owned" shall mean with respect to any designated Person that all of the shares or similar stock having ordinary voting power to elect the board of directors and Indebtedness in respect of borrowing of such Person is owned by the specified Person or by one or more wholly owned subsidiaries of such specified Person, or both.

     8. MISCELLANEOUS.

     8A. Home Office Payment. Holdings and the Company agree that, so long as the Investors shall hold any Exchangeable Preferred Stock and/or Warrants, all payments of dividends of redemption or otherwise shall be made not later than 12:00 noon, New York time, on the date such payment is due, by transfer of immediately available funds for credit to the Investors. Such payments shall be made to the account of the Investors specified on the attachments to the signature pages hereto or such other account in the United States as the Investors may designate in writing, notwithstanding any contrary provision contained herein or in the Certificate of Incorporation of Holdings or the Company with respect to the place of payment. Dividends on the shares of Common Stock shall be paid to the holders thereof at the registered address of such holders as shown on the records of Holdings. Each of Holdings and the Company agrees to afford the benefits of this paragraph 8A to any institutional investor of recognized standing which is the direct or indirect transferee of any Security.

     8B. Indemnification. Holdings and the Company agree, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Indemnitees harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with the transactions and other agreements and instruments contemplated by this Agreement, including all taxes, together in each case with interest and penalties, if any, and any income tax payable by the Indemnitees in respect of any reimbursement of amounts payable pursuant to this paragraph 8B (but not if such income tax is payable by an Indemnitee solely because it has deducted from income the expenses so reimbursed to it), which may be payable in respect of the execution and delivery of this Agreement including reasonable fees, expenses and disbursement of counsel incurred in connection with the preparation and negotiation of this Agreement, any other agreement or instrument to be executed and delivered in connection with this Agreement, any subsequent modification hereof or thereof or consent hereunder or thereunder (regardless of whether any such modifications or consent becomes effective) or the execution, delivery or acquisition of capital stock issued under or pursuant to this Agreement, printing, reproduction and similar costs, and the reasonable cost and expenses, including reasonable attorneys' fees, incurred by any Indemnitee in enforcing any of its rights hereunder or thereunder, including without limitation reasonable costs and expenses incurred in any bankruptcy case (including reasonable fees and expenses of the Indemnitee's counsel in connection with such bankruptcy case). The fees of counsel to the Investors incurred in connection with the preparation and negotiation of this Agreement shall be paid at the Closing. Each of Holdings and the Company agrees jointly and severally to indemnify the Indemnitees and hold them harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Indemnitees' counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees be designated a party thereto) which may be incurred by the Indemnitees, relating to or arising out of this Agreement or the Securities or any actual or proposed use of the proceeds of the sale of Securities hereunder, provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The obligations of Holdings and the Company under this paragraph 8B shall survive the transfer of any Security or shares of Common Stock issuable upon exercise of any Warrant and the redemption and/or exchange of shares of Exchangeable Preferred Stock. The indemnification required by this paragraph 8B shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liabilities are incurred.

     8C. Consent to Amendments. This Agreement may be amended and the observance of any term of this Agreement may be waived with (and only with) the written consent of Holdings, the Company and the holders of at least 66-2/3% of each of the outstanding Exchangeable Preferred Stock and Warrants (voting as a separate class); provided that this Agreement may be amended and the observance of any terms of this Agreement may be waived solely with respect to the holders of either the Exchangeable Preferred Stock or Warrants, as the case may be, with (and only with) the written consent of Holdings, the Company and the holders of at least 66-2/3% of the outstanding Exchangeable Preferred Stock or Warrants, as applicable.

     8D. Provisions Applicable if any of the Securities are Sold. The parties acknowledge that, subject to compliance with applicable securities laws, the Investors shall be free to transfer the Securities without restriction. In the event that the Investors should sell or otherwise transfer any of the Securities or any part thereof to any Person other than Holdings or the Company, if any Security shall have been transferred to another holder and such holder shall have designated in writing the address to which communications with respect to Security shall be mailed, all notices, certificates, requests, statements and other documents required to be delivered to the Investors by any provision hereof by reason of the holding of the transferred Security shall also be delivered to such holder at such address.

     8E. Restrictive Legends. Each Security and any security issued in exchange therefore shall bear the following (or substantially equivalent) legend on the face or reverse side thereof:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) REGISTRATION UNDER OR EXEMPTION FROM THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER AND (B) UNDER CERTAIN CIRCUMSTANCES, IF REQUESTED BY [PRECISE HOLDING CORPORATION/PRECISE TECHNOLOGY, INC.] (THE "COMPANY"), AN OPINION OF COUNSEL, WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER DOES NOT VIOLATE THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS (INCLUDING TRANSFER RESTRICTIONS) OF A [SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 29, 1996, BY AND

     AMONG PRECISE HOLDING CORPORATION, PRECISE TECHNOLOGY, INC. AND CERTAIN INVESTORS IDENTIFIED THEREIN/SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 29, 1996, BY AMONG PRECISE HOLDING CORPORATION, PRECISE TECHNOLOGY, INC. AND THE INVESTORS IDENTIFIED THEREIN AND/OR A WARRANT PURCHASE AGREEMENT, DATED AS OF MARCH 29, 1996, BY AND AMONG PRECISE HOLDING

     CORPORATION AND CERTAIN OTHER PARTIES IDENTIFIED THEREIN][AND A SHAREHOLDER AGREEMENT, DATED AS OF MARCH 29, 1996, BY AND AMONG PRECISE HOLDING CORPORATION AND CERTAIN OTHER PARTIES IDENTIFIED THEREIN] (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

In addition, the shares of Common Stock issuable upon exercise of the Warrants shall bear at the time of issuance a legend in substantially the form set forth above and any legend required by the state securities or "blue sky" laws of any state in which a registered holder thereof is resident, unless such shares have been registered under the Securities Act.

     8F. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Investors or on their behalf. All statements contained in any certificate or other instrument delivered by or on behalf of Holdings or the Company pursuant to this Agreement shall be deemed representations and warranties of Holdings and the Company under this Agreement.

     8G. Successors and Assigns. Except as otherwise provided herein, all covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors, transferees and assigns of the parties hereto whether so expressed or not and for greater certainty, a purchaser of Exchangeable Preferred Stock or Warrants from any holder thereof will be entitled to the benefits of this Agreement and Holdings and the Company shall be deemed to have received express notice in writing of any such assignment by a request for registration of the Exchangeable Preferred Stock or Warrants, as the case may be, in the name of a subsequent purchaser.

     8H. Notices. All communications provided for hereunder shall be sent by first class mail, overnight courier or by fax with hard copy by first class mail or overnight courier and,

     (i) if to the Investors, addressed to the Investors in the manner (except as otherwise provided in paragraph 8A with respect to payments) in which its address appears on the signature page hereof, with a copy to William J. Grant, Jr., Esq., at Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4677, telecopy number (212) 821-8111;

     (ii) if to Holdings, addressed to it care of Mentmore Holdings Corporation at 1430 Broadway, 13th Floor, New York, New York 10018-3308, telecopy number
(212) 391-1393, Attention William L. Remley, with a copies to Richard C.

Hoffman, P.C., at 1430 Broadway, 13th Floor, New York, New York 10018-3308 and Michael D. Schenker, Esq., at Kelley, McCann & Livingstone, BP America Building, 35th Floor, 200 Public Square, Cleveland, Ohio 44114- 2302, telecopy number
(216) 241-3707;

     (iii) if to the Company, addressed to it at 501 Mosside Boulevard, North Versailles, Pennsylvania 15137, telecopy number (412) 823-4110, Attention John
R. Weeks, with copies to Mentmore Holdings Corporation at 1430 Broadway, 13th Floor, New York, New York 10018-3308, telecopy number (212) 391-1393, Attention William L. Remley, Richard C. Hoffman, P.C., at 1430 Broadway, 13th Floor, New York, New York 10018-3308 and Michael D. Schenker, Esq., at Kelley, McCann & Livingstone, BP America Building, 35th Floor, 200 Public Square, Cleveland, Ohio 441142302, telecopy number (216) 241-3707;

or to such other address with respect to any party as such party shall notify the other in writing, and (unless otherwise specified herein) shall be deemed received 24 hours after it is sent if sent via facsimile with receipt confirmed) or overnight courier; provided, however, that any such communication to Holdings or the Company may also, at the option of the Investors, be delivered to any corporate officer of Holdings.

     8I. Descriptive Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8J. GOVERNING LAW: CONSENT TO JURISDICTION. THIS AGREEMENT IS BEING DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OP SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF. THIS AGREEMENT IS EFFECTIVE ONLY WHEN DELIVERED AND ENTERED INTO BY THE INVESTORS IN NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, HOLDINGS HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE

MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS OR THE COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN PARAGRAPH 8J, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INVESTORS OR ANY HOLDER OF A SECURITY TO .0SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE COMPANY IN ANY OTHER JURISDICTION.

     8K. Delay Fees. If the Closing shall not actually occur on any date on which the Closing is scheduled to occur, and Holdings or the Company shall have failed to notify each Investor prior to 10:00 A.M. local time, in the place in which an Investor is located, on the day prior to such scheduled Closing that such Closing has been postponed, Holdings or the Company shall pay to each Investor (as compensation for such Investors loss of fund and administrative costs) an amount equal to interest on the purchase price for the Securities to have been purchased by each such Investor on such scheduled date at such Closing, at the rate per annum equal to the annual dividend rate on the Exchangeable Preferred Stock, for each day from and including such scheduled date of Closing to but not including the earlier of the date on which such Closing actually occurs or the date on which the amount to be paid by each such Investor as said purchase price is available to such Investor for reinvestment, but in any case not less than one day's interest; provided, however, that neither Holdings nor the Company shall owe any Investor any amount under this paragraph 8K if Holdings and the Company have fulfilled all of their obligations under this Agreement and such Investor is not willing or able to fulfill its obligations on the scheduled date of Closing.

     8L. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by Holdings, the Company or any holder of Securities, then Holdings, the Company or any holder of Securities (or any of them), as applicable, may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Notwithstanding the foregoing or anything else to the contrary contained herein, if, and to the extent, any Indebtedness is outstanding under the Senior Credit Agreement, then in the event that any claim by a holder of Securities against Holdings or the Company is reduced to a cash judgment, such Investor agrees to assign its rights to such cash judgment to the lenders from time to time party to the Senior Credit Agreement. The foregoing provision is intended for the express benefit of, and shall be enforceable by, the lenders from time to time party to the Senior Credit Agreement. Holdings, the Company or an Investor acting pursuant to this paragraph 8L, shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenaes) in accordance with paragraph 8B.

     8M. Entire Agreement. This Agreement, the other Related Documents and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     8N. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8O. Amendments. This Agreement may not be changed orally, but (subject to the provisions of paragraph 8C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     8P. WAIVER OF TRIAL BY JURY. EACH OF HOLDINGS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF ANY INVESTOR AS THE CASE MAY BE, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     8Q. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                    PRECISE HOLDING CORPORATION

                                    By: /s/ William L. Remley
                                       ------------------------------
                                    Name:
                                    Title: President



                                    PRECISE TECHNOLOGY, INC.

                                    By:/s/ William L. Remley
                                       ------------------------------
                                    Name:
                                    Title: Vice Chairman

INVESTORS:

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DELAWARE STATE EMPLOYEES'
  RETIREMENT FUND

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020
Attention: Robert J. Cresci


By:   Pecks Management Partners Ltd.,
      Its Investment Adviser

By: /s/ Robert J. Cresci
   ----------------------------
    Robert J. Cresci                      167.67 shares of
    Managing Director                     Common Stock
                                          Purchase Price for Common
                                          Stock and Warrants: $503,000

                                          385 shares of Cumulative
                                          Exchangeable Preferred Stock
                                          Purchase Price: $3,850,000

Tax ID Number: 516-00-0279

Nominee: NAP & COMPANY

Bank: Mercantile Safe Deposit & Trust Company
      2 Hopkins Plaza
      Baltimore, MD 21201
      Attn:  Isabelle Corbett

ABA Routing Number: 052-000618

Account Number: 214380-8 for State of Delaware account

Physical Delivery: Mercantile Safe Deposit & Trust Company
                   2 Hopkins Plaza
                   Baltimore, MD 21201
                   Attn:  Connie Philpot

INVESTORS:

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ZENECA HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020
Attention: Robert J. Cresci

By:   Pecks Management Partners Ltd.,
      Its Investment Adviser

By: /s/ Robert J. Cresci
   ----------------------------
    Robert J. Cresci                      33.33 shares of
    Managing Director                     Common Stock
                                          Purchase Price for Common
                                          Stock and Warrants: $100,000

                                          77 shares of Cumulative
                                          Exchangeable Preferred Stock
                                          Purchase Price: $770,000

Tax ID Number: 042-809861

Nominee: FUELSHIP COMPANY

Bank: State Street Bank & Trust Company
      One Enterprise Drive
      Solomon Willard Building, 4A
      North Quincy, MA 02171

ABA Routing Number: 0110-00028

Account Number: JG10 DDA 34758508
        for Master Trust/State Street
        Bank & Trust Company
        Boston, MA 02101
        BNF: Zeneca Holdings

Physical Delivery
Via Federal Express: State Street Bank & Trust Company
                     225 Franklin Street
                     Incoming Securities, Concourse Level
                     Boston, MA 02101
                     Attn: David Kay

                     Account Name: Zeneca Holdings
                     Acct.# JG10

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ICI AMERICAN HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020
Attention: Robert J. Cresci

By:   Pecks Management Partners Ltd.,
      Its Investment Adviser

By: /s/ Robert J. Cresci
   ----------------------------
    Robert J. Cresci                      49 shares of
    Managing Director                     Common Stock
                                          Purchase Price for Common
                                          Stock and Warrants: $147,000

                                          113 shares of Cumulative
                                          Exchangeable Preferred Stock
                                          Purchase Price: $1,130,000

Tax ID Number: 043-171-204

Nominee: NORTHMAN & CO

Bank:  State Street Bank & Trust Company
       One Enterprise Drive
       Solomon Willard Building, 4A
       North Quincy, MA 02171

ABA Routing Number: 0110-00028

Account Number:  I510 DDA 34758649
                 for Master Trust/State Street
                 Bank  Trust Company
                 Boston, MA 02101
                 BNF: ICI Americas

Physical Delivery

Via Federal Express:  State Street Bank & Trust Company
                      225 Franklin Street
                      Incoming Securities, Concourse Level
                      Boston, MA 02101
                      Attn: David Kay
                      Account Name: ICI Americas
                      Acct.# I510

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 3J
                                MATERIAL CHANGES


1. The transactions contemplated by the Senior Loan Documents may result in a breach of or constitute a default under the Master Equipment Lease dated June 26, 1995 by and between Iron and Glass Bank and the Company, and the License Agreement by and between Parametric Technology Corporation and the Company in connection therewith. In the Company's judgment, this Equipment Lease is not maternal but is included herein for informational purposes only.

2. The transactions contemplated by the Senior Loan Documents may result in a breach of or constitute a default under each of the Master Equipment Leases 620-003789-000 and 620- 000583-000 by and between Siemens Credit Corporation and the Company, for the lease of two ROLM phone systems with phonemail. In the Company's judgment, these Equipment Leases are not material but are included herein for informational purposes only.

3. The transactions contemplated by the Senior Loan Documents may constitute a default under a Security Agreement dated as of March, 1996 by and between Concord Commercial, Division of Marine Midland Business Loans and the Company in connection with the purchase of one Charmilles Roboform 2000 EDM Machining Center. In the Company's judgment, this Agreement is not material but is included herein for informational purposes only.

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 5B
                              FINANCIAL STATEMENTS

1. In December, 1995, based upon a complaint received from Mentholatum, Tredegar Molded Products Company ("Tredegar") became aware of a potential screw back-out problem with respect to the 1/2" stick being produced at its

     Graham, NC plant. In January, 1996, as Tredegar was still in the process of investigating the nature and extent of the potential problem, it received two complaints from a second customer, Kaufman Containers, a distributor. Kaufman Containers indicated that one of its customers, Accupack, had experienced some instances of the screw backing out of the assembly during filling. During January, 1996, Tredegar identified the source of the problem. Corrective action was immediately taken. The body mold was pulled from production and modified at the end of January.

     Tredegar sold approximately 7.2 million sticks prior to correcting the mold. An additional 1 million sticks held in inventory have been destroyed.

     With respect to Kaufman Containers' complaints, it appears that the screw back-out problems arose when the sticks were filled with material of a waxy consistency. Approximately 3,842,000 sticks with the potential back-out problem were shipped to Kaufman Containers. The problems encountered by Kaufman Containers' other customers have not been significant enough to prompt a product return. The majority of this product is sold to Bonnie Bell. The consistency of Bonnie Bell's product is soft. Repeated internal testing and testing of customer filled samples indicated screw back-out to be minimal to non-existent. (Mentholatum was only provided product samples for testing and did not purchase any of the sticks).

     On February 27, 1996, Tredegar received a complaint from Kato Laboratories citing a screw back-out problem. Kato Laboratories has requested a product return of all 50,000 sticks (order no. 0278255) shipped to it from the Graham plant during the period in question. The Company has provided replacement product to Kato Laboratories that has been accepted by Kato Laboratories. Kato Laboratories has released the Company from any losses resulting from that order (order no. 0278255).

2.   Tredegar encountered certain assembly problems with a new Hoppman machine
     (SO3) at Tredegar's Graham, NC plant. Hoppman personnel were brought in to address the problems. Tredegar attributes the problems to the Hoppman equipment and considers the work conducted by the Hoppman personnel within the parameters of the purchase price of the equipment. Nonetheless, Hoppman has billed Tredegar approximately $70,000 for the work. Tredegar is reviewing the charges and has not yet paid the bill.

3. Any liability arising under the following litigation, all of which are more fully described on Schedule 5D: (a) Robert M. Smith v. Unity Mold Corporation, Cook County Illinois Circuit Court, Case No. 94L08051, (b) June Garcia v. Unity Mold Corporation, Cook County Illinois Circuit Court, Case No. 94L16848, (c) Sandra van Etten v. Ferdinand Soto and Tredegar Molded Products Company, Worcester County, Massachusetts Superior Court, Case No., 95-2022, and (d) United States of America v. Fairchild Industries, Inc., et al., Case No. JFM-88-2933, United States District Court for the District of Maryland.


4. The Company has been identified as a potentially responsible party in two adjacent New York waste sites, the Envirotek II Superfund Site and the Roblin Steel Site. The Envirotek II Site is a U.S. EPA-lead site. As a "de minimis" party, the Company has entered into an Administrative Order on Consent with U.S. EPA and a "PRP Participation and Funding Agreement" with other site PRPs, and has performed its obligations thereunder. The clean-up at the site is reported to be complete. Because of its involvement as a PRP in the Envirotek II Site, the State of New York has identified the Company as a PRP at the adjacent Roblin Steel Site, with respect to any contamination that may have migrated to the Roblin Steel Site from the Envirotek II Site. The Company has joined with other PRPs in a participation agreement and believes that any potential liability at this site will be apportioned to the Company as a "de minimis" party.

5. In 1991, Tredegar sold injection-molding assets and real estate located in Chicago, Illinois to the assignees of Inhalation Plastics, Inc. Tredegar's contract indemnification obligations are limited to claims "arising or accruing" prior to two years after the closing date, except for matters disclosed in an environmental report delivered at closing, for which there is no time limit on Tredegar's indemnification obligations. To the Company's knowledge, no claims have been made pertaining thereto.

6. In May, 1994, Tredegar sold real estate and an injection-molding facility located in LaGrange, Kentucky. Significant site assessment and remediation activities were conducted before closing. Tredegar indemnified the buyer from all costs and liabilities resulting from on-site contamination existing as of closing, with no time or dollar limitations. To the Company's knowledge, no claims have been made pertaining thereto.

7. Any environmental liabilities, product claims and indemnification liabilities retained by Tredegar in the agreement governing the sale of its former beverage closure assets and business to Crown Cork & Seal Company, Inc. To the Company's knowledge, no claims have been made pertaining thereto.

EXCLUDED FROM THIS SCHEDULE 5B ARE ANY LIABILITIES WHICH MIGHT BE CONTINGENT LIABILITIES BUT WHICH ARE "RETAINED LIABILITIES" UNDER SECTION 1.33 OF THE PURCHASE AGREEMENT.

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 5C
                        CAPITAL STOCK AND RELATED MATTERS


Capital Stock
-------------



Holders of Holdings
-------------------
Sunderland                              8,035 shares of common stock

Delaware State Employees'               167.67 shares of common stock
Retirement Fund                         Warrants to purchase 385 shares of common stock

Declaration of Trust for Defined        33.33 shares of common stock
Benefit Plans of Zeneca Holdings, Inc.  Warrants to purchase 77 shares of common stock

Declaration of Trust for Defined        49 shares of common stock
Benefit Plans of ICI American           Warrants to purchase 113 shares of common stock
Holdings, Inc.

John Hancock Mutual Life                Warrants to purchase 570 shares of common stock
Insurance Company

Rice Partners II, L.P.                  Warrants to purchase 570 shares of common stock

Hamilton Holdings Ltd. Corporation      331.46 shares of 9 1/2% preferred stock, no par,
                                        $10,000 per share stated value

Holders of the Company
----------------------

Holdings                                125 shares of common stock

Delaware State Employees'               385 shares of Series A Cumulative Exchangeable
Retirement Fund                         Preferred Stock

Declaration of Trust for Defined        77 shares of Series A Cumulative Exchangeable
Benefits Plans of Zeneca Holdings       Preferred Stock
Inc.

Declaration of Trust for Defined        113 shares of Series A Cumulative Exchangeable
Benefits Plans of ICI American          Preferred Stock
Holdings Inc.

Tredegar Investments, Inc.              250 shares of Series B Cumulative Redeemable
                                        Preferred Stock


Subsidiaries
------------

1,000 shares of common stock of Precise Technology of Delaware, Inc. held by the Company

100 shares of common stock of Precise Technology of Illinois, Inc. held by the Company

1,000 shares of common stock of Tredegar Molded Products Company held by the Company

1,000 shares of common stock of Unity Mold Corporation held by Precise Technology of Illinois, Inc. held by the Company

10 shares of common stock of Polestar Plastics Manufacturing Company held by Tredegar Molded Products Company

10 shares of common stock of Massie Tool, Mold & Die, Inc.

Related Matters
---------------

1. The rights, obligations and restrictions pertaining to the Common Stock, Exchangeable Preferred Stock, and the Warrants contained in the Related Documents.

2. The rights, obligations and restrictions pertaining to the Series B Cumulative Redeemable Preferred Stock of the Company.

3. The rights, obligations and restrictions contained in the Senior Credit Agreement and the other documents and agreements to be delivered thereunder, including, but not limited to the Pledge Agreement and the Pledge & Security Agreement.

4. The rights, obligations and restrictions pertaining to the 9 1/2% Preferred Stock of Holdings.

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 5D
                                 ACTIONS PENDING

1. Robert M. Smith v. Unity Mold Corporation, Cook County Illinois Circuit Court, Case No. 94L08051, a retaliatory discharge action.

2. June Garcia v. Unity Mold Corporation, Cook County Illinois Circuit Court, Case No. 94L16848, a retaliatory discharge action.


3. Sandra van Etten v. Ferdinand Soto and Tredegar Molded Products Company, Worcester County, Massachusetts Superior Court, Case No. 95-2022, a personal injury action arising out of a motor vehicle accident.

4. United States of America v. Fairchild Industries, Inc. et al., Case No. JFM-88-2933, United States District Court for the District of Maryland, a cost recovery action against the Company under CERCLA; the Company has signed a comprehensive Settlement Agreement and is awaiting its dismissal from the action.

5. The Company has been identified as a potentially responsible party in two adjacent New York waste sites, the Envirotek II Superfund Site and the Roblin Steel Site. The Envirotek II Site is a U.S. EPA-lead site. As a "de minimis" party, the Company has entered into an Administrative Order on Consent with U.S. EPA and a "PRP Participation and Funding Agreement" with other site PRPs, and has performed its obligations thereunder. The clean-up at the site is reported to be complete. Because of its involvement as a PRP in the Envirotek II Site, the State of New York has identified the Company as a PRP at the adjacent Roblin Steel Site, with respect to any contamination that may have migrated to the Roblin Steel Site from the Envirotek II Site. The Company has joined with other PRPs in a participation agreement and believes that any potential liability at this site will be apportioned to the Company as a "de minimis" party.

6. Lawrence Ramey v. Tredegar Molded Products Company and Polestar Plastics Manufacturing Company, Case No. 4:95-CV-1150, United States District Court for the Middle District of Pennsylvania, an action alleging violations of the Fair Labor Standards Act. A Settlement Agreement and Release of Claims dated as of February 7, 1996 has been entered into by the parties.

7. Pending litigation and claims within the definition of "Retained Liabilities" under Section 1.33 of the Purchase Agreement.

8. The reported contamination, releases and environmental issues referenced in the Phase I Initial Site Investigation Report dated January, 1996, and supplemental reports and test data, prepared by O'Brien & Gere Engineers, Inc. with respect to Tredegar Molded Products Company's South Grafton, Massachusetts facility.

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 5E
                           OUTSTANDING DEBT; DEFAULTS



See Schedules 3J and 5B.

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 5H
                             CONFLICTING AGREEMENTS


See Schedule 3J and Related Matters on Schedule 5C.

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 5S
                                  SUBSIDIARIES


     Precise Technology, Inc., a Delaware corporation

     Precise Technology of Delaware, Inc., a Delaware corporation (wholly owned by the Company)

     Precise Technology of Illinois, Inc., a Delaware corporation (wholly owned by the Company)

     Unity Mold Corporation, an Illinois corporation (wholly owned by Precise Technology of Illinois, Inc.)

     Tredegar Molded Products Company, a Virginia corporation (wholly owned by the Company)

     Polestar Plastics Manufacturing Company, a Virginia corporation (wholly owned by Tredegar Molded Products Company)

     Massie Tool, Mold & Die, Inc., a Florida corporation (wholly owned by Tredegar Molded Products Company)

     All of the common stock of all of the Subsidiaries, except the Company, is subject to pledges to NationsBank, N.A. under that certain Pledge and Security Agreement dated as of the Closing Date.

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 5L
                              ENVIRONMENTAL MATTERS

1.   See Schedule 5B, item 7.

2.   See Schedule 5D, items 4, 5 and 8.

3. Preliminary soil sample test results have identified total petroleum hydrocarbon soil contamination of 200 mg/kg at the location of the septic system leach field at the Company's West Lafayette, Indiana facility.

4. Oil-discolored soil at the Company's West Lafayette, Indiana facility, as evidenced by 1986 correspondence to and from the Indiana Department of Environmental Management.

5. In 1991, Tredegar sold injection-molding assets and real estate located in Chicago, Illinois to the assignees of Inhalation Plastics, Inc. Tredegar's contract indemnification obligations are limited to claims "arising or accruing" prior to two years after the closing date, except for matters disclosed in an environmental report delivered at closing, for which there is no time limit on Tredegar's indemnification obligations.

6. In May, 1994, Tredegar sold real estate and an injection-molding facility located in LaGrange, Kentucky. Significant site assessment and remediation activities were conducted before closing. Tredegar indemnified the buyer from all costs and liabilities resulting from on-site contamination existing as of closing, with no time or dollar limitations.

7. Environmental-related claims, liabilities, losses and expenses which are "Retained Liabilities" under Section 1.33(i) of the Purchase Agreement.

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 5X
                               EQUITY OF HOLDINGS

Delaware State Employees' Retirement Fund                 5.5267%

Declaration of Trust for Defined Benefit Plans            1.1033%
of Zeneca Holdings, Inc.

Declaration of Trust for Defined Benefit Plans            1.6200%

of ICI American

                          SECURITIES PURCHASE AGREEMENT
                                   SCHEDULE 5W
                            AGREEMENT WITH AFFILIATES


1. After the Closing Date, the Company will be a party to a Management Agreement with Mentmore Holdings Corporation.

2. The Company is party to certain employment arrangements with John R. Weeks and Michael M. Farrell, who may be deemed to be Shareholders.

3. On or before the Closing Date, Sunderland's unrecorded junior mortgage on the Company's North Versailles, Pennsylvania facility, in the approximate principal amount of $300,000, will be satisfied.

4. On the Closing Date, the $3,000,000 deposit under the Purchase Agreement made on behalf of the Company by Trinity Investment Corp. will be returned to Trinity.

5. Certain out of pocket expenses, including travel expenses, advanced or incurred by Mentmore Holdings Corporation in connection with the Acquisition, will be paid on Closing.